Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Spectrum Brands Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-226592, 333-178587, 333-43223, 333-45568, 333-124693, 333-197222, and 333-197223) on Form S-8 and the registration statements (No. 333-176522, 333-180070, and 333-192779) on Form S-3 of Spectrum Brands Holdings, Inc. of our report dated November 15, 2019, with respect to the consolidated statements of financial position of Spectrum Brands Holdings, Inc. as of September 30, 2019 and 2018, the related consolidated statements of income, comprehensive income, shareholder’s equity, and cash flows for each of the years in the three-year period ended September 30, 2019, and the effectiveness of internal control over financial reporting as of September 30, 2019, which reports appear in the September 30, 2019 annual report on Form 10‑K of Spectrum Brands Holdings, Inc.

/s/ KPMG LLP

Milwaukee, Wisconsin

November 15, 2019